IAS Reports First Quarter 2025 Financial Results

Total revenue increased 17% to $134.1 million

Net income of $8.0 million at a 6% margin; adjusted EBITDA of $41.5 million at a 31% margin

Raises midpoint of full-year revenue and adjusted EBITDA outlook

NEW YORK – May 12, 2025 – Integral Ad Science (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the first quarter ended March 31, 2025.

“We exceeded our expectations for the first quarter with 17% revenue growth highlighted by a 24% increase in optimization revenue and a 33% increase in publisher revenue,” said Lisa Utzschneider, CEO of IAS. “IAS is an AI-first company. We empower global marketers to optimize their digital investments and realize their target outcomes with our advanced technology. We are executing on our strategy as we prioritize performance, product innovation, and global reach. We are raising the midpoint of our full-year financial outlook to reflect our strong first quarter performance.”
First Quarter 2025 Financial Highlights
•Total revenue was $134.1 million, a 17% increase compared to $114.5 million in the prior-year period.

•Optimization revenue was $64.8 million, a 24% increase compared to $52.5 million in the prior-year period.

•Measurement revenue was $48.4 million, a 4% increase compared to $46.3 million in the prior-year period.

•Publisher revenue was $20.9 million, a 33% increase compared to $15.8 million in the prior-year period.

•International revenue, excluding the Americas, was $42.7 million, an 18% increase compared to $36.0 million in the prior-year period, or 32% of total revenue for the first quarter of 2025.

•Gross profit was $103.9 million, an 18% increase compared to $88.4 million in the prior-year period. Gross profit margin was 78% for the first quarter of 2025.

•Net income was $8.0 million, or $0.05 per basic and diluted share, compared to a net loss of $1.3 million, or $0.01 per basic and diluted share, in the prior-year-period. Net income margin was 6% for the first quarter of 2025.

•Adjusted EBITDA* was $41.5 million compared to $33.1 million in the prior-year period. Adjusted EBITDA* margin was 31% for the first quarter of 2025.

•Cash and cash equivalents were $59.1 million at March 31, 2025.

Recent Business Highlights
•TikTok Social Optimization Expansion - In April, IAS announced an expansion of Social Optimization for TikTok to include pre-bid Video Level Exclusion Lists. Paired with TikTok’s Inventory Filter, advertisers applying pre-bid Video Level Exclusion Lists benefit from pre-bid granular exclusions, powered by IAS’s multimedia technology and based on brand-specific needs.

•Reddit Total Media Quality (TMQ) Expansion - In April, IAS announced the expansion of its partnership with Reddit to include Viewability and Invalid Traffic Measurement, as part of IAS’s TMQ for Reddit. This expansion builds on IAS’s earlier integration with Reddit to provide brand safety and suitability measurement.

•Google Search Partner Network (SPN) Expansion - In May, IAS announced the launch of IAS’s Pre-Screen brand safety solution for SPN. With this launch, IAS will provide advertisers with additional control over their investments before their ads are shown across the network.

•Spotify Podcast Tools - In May, IAS announced with Spotify the launch of new brand safety and suitability targeting and measurement tools for podcast advertisers for the Spotify Audience Network.

•Nextdoor Pre-Bid Partnership - In May, IAS announced a strategic first-to-market partnership with Nextdoor. IAS will now power Nextdoor’s first-party brand safety tool as a provider of pre-bid brand safety and suitability optimization on the platform.

•Roblox Measurement Partnership Update - In April, Roblox announced that IAS will offer coverage across media quality and performance solutions, including fraud, brand safety and suitability, and viewability.

Financial Outlook

IAS is providing the following financial outlook for the second quarter of 2025 and raising the midpoint of its full year 2025 revenue and adjusted EBITDA outlook:

Second Quarter Ending June 30, 2025:
•Total revenue of $142 million to $144 million
•Adjusted EBITDA* of $45 million to $47 million

Year Ending December 31, 2025:
•Total revenue of $590 million to $600 million
•Adjusted EBITDA* of $204 million to $210 million

Financial outlook is based on information as of today, May 12, 2025, and may be impacted by factors outside IAS’s control. See “Forward Looking Statements.”
* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA and corresponding margin to net income (loss) and corresponding margin, the most closely comparable GAAP measures without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the second quarter of 2025 in the range of $19 million to $21 million and for the full year 2025 in the range of $72.5 million to $75.5 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$59,120	$84,469
Restricted cash	288	506
Accounts receivable, net of allowance for credit losses of $5,622 and $7,454 as of March 31, 2025 and December 31, 2024, respectively	86,866	79,427
Unbilled receivables	51,053	53,388
Prepaid expenses and other current assets	41,008	36,639
Due from related party	7	28
Total current assets	238,342	254,457
Property and equipment, net	3,941	4,004
Internal use software, net	56,428	53,636
Intangible assets, net	132,533	140,943
Goodwill	674,505	673,025
Operating lease right-of-use assets, net	18,811	17,888
Deferred tax asset, net	1,731	1,675
Other long-term assets	6,061	5,943
Total assets	$1,132,352	$1,151,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$47,732	$72,910
Operating lease liabilities, current	10,801	10,184
Due to related party	—	11
Deferred revenue	841	1,061
Total current liabilities	59,374	84,166
Deferred tax liability, net	1,727	3,118
Long-term debt, net	14,305	34,189
Operating lease liabilities, non-current	13,177	13,374
Other long-term liabilities	8,743	8,713
Total liabilities	97,326	143,560
Commitments and Contingencies
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at March 31, 2025; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 163,988,856 and 162,871,266 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	164	163
Additional paid-in-capital	981,980	964,765
Accumulated other comprehensive loss	(1,860)	(3,666)
Retained earnings	54,742	46,749
Total stockholders’ equity	1,035,026	1,008,011
Total liabilities and stockholders’ equity	$1,132,352	$1,151,571

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2025	2024
Revenue	$134,066	$114,530
Operating expenses:
Cost of revenue	30,126	26,161
Sales and marketing	32,128	31,825
Technology and development	19,700	17,978
General and administrative	26,196	21,380
Depreciation and amortization	16,463	15,080
Foreign exchange (gain) loss, net	(1,998)	1,569
Total operating expenses	122,615	113,993
Operating income	11,451	537
Interest expense, net	(72)	(1,926)
Net income (loss) before income taxes	11,379	(1,389)
(Provision) benefit for income taxes	(3,386)	134
Net income (loss)	$7,993	$(1,255)
Net income (loss) per share – basic and diluted:	$0.05	$(0.01)
Weighted average shares outstanding:
Basic	163,646,444	159,385,167
Diluted	166,811,853	159,385,167
Other comprehensive income (loss):
Foreign currency translation adjustments	1,806	(1,059)
Total comprehensive income (loss)	$9,799	$(2,314)

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS)	2025	2024
Cost of revenue	$80	$124
Sales and marketing	4,773	5,738
Technology and development	4,806	4,399
General and administrative	5,866	5,477
Total stock-based compensation	$15,525	$15,738

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended March 31, 2025

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2024	162,871,266	$163	$964,765	$(3,666)	$46,749	$1,008,011
RSUs and MSUs vested	917,186	1	—	—	—	1
ESPP purchase	200,404	—	1,690	—	—	1,690
Stock-based compensation	—	—	15,525	—	—	15,525
Foreign currency translation adjustment	—	—	—	1,806	—	1,806
Net income	—	—	—	—	7,993	7,993
Balance, March 31, 2025	163,988,856	$164	$981,980	$(1,860)	$54,742	$1,035,026

Three Months Ended March 31, 2024

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total stockholders’ equity
Balance, December 31, 2023	158,757,620	$159	$901,259	$(916)	$8,954	$909,456
RSUs and MSUs vested	806,546	1	—	—	—	1
Option exercises	44,049	—	313	—	—	313
ESPP purchase	153,239	—	1,895	—	—	1,895
Stock-based compensation	—	—	15,725	—	—	15,725
Foreign currency translation adjustment	—	—	—	(1,059)	—	(1,059)
Net loss	—	—	—	—	(1,255)	(1,255)
Balance, March 31, 2024	159,761,454	$160	$919,192	$(1,975)	$7,699	$925,076

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(IN THOUSANDS)	2025	2024
Cash flows from operating activities:
Net income (loss)	$7,993	$(1,255)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	16,463	15,080
Stock-based compensation	15,525	15,738
Foreign currency (gain) loss, net	(2,486)	1,395
Deferred tax benefit	(1,447)	(5)
Amortization of debt issuance costs	116	116
Reversal of credit losses	(1,134)	(188)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(5,439)	6,436
Decrease in unbilled receivables	2,656	3,167
Increase in prepaid expenses and other current assets	(3,429)	(13,759)
Increase in operating leases, net	(526)	(202)
Decrease in other long-term assets	4	19
Decrease in accounts payable and accrued expenses and other long-term liabilities	(24,548)	(28,278)
(Decrease) increase in deferred revenue	(229)	644
Increase (decrease) in due to/from related party	10	(39)
Net cash provided by (used in) operating activities	3,529	(1,131)
Cash flows from investing activities:
Purchase of property and equipment	(554)	(1,128)
Acquisition and development of internal use software and other	(10,347)	(9,163)
Net cash used in investing activities	(10,901)	(10,291)
Cash flows from financing activities:
Repayment of long-term debt	(20,000)	(30,000)
Proceeds from exercise of stock options	—	313
Cash received from Employee Stock Purchase Program	1,232	1,393
Net cash used in financing activities	(18,768)	(28,294)
Net decrease in cash, cash equivalents, and restricted cash	(26,140)	(39,716)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	597	(847)
Cash, cash equivalents and restricted cash, at beginning of period	87,335	127,290
Cash, cash equivalents, and restricted cash, at end of period	$61,792	$86,727
Supplemental Disclosures:
Net cash (received) paid during the period for:
Interest	$(23)	$1,879
Taxes	$822	$268
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$55	$2
Internal use software acquired included in accounts payable	$520	$573
Lease liabilities arising from right-of-use assets	$2,993	$189

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, stock-based compensation, interest expense, net, provision (benefit) from income taxes, acquisition, restructuring and integration costs and foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures and should be read only in conjunction with financial information presented on a U.S. GAAP basis. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliation of historical Adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income (loss) and corresponding margin are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended March 31,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2025	2024
Net income (loss)	$7,993	$(1,255)
Depreciation and amortization	16,463	15,080
Stock-based compensation	15,525	15,738
Interest expense, net	72	1,926
Provision (benefit) for income taxes	3,386	(134)
Acquisition, restructuring and integration costs	74	126
Foreign exchange (gain) loss, net	(1,998)	1,569
Adjusted EBITDA	$41,515	$33,050
Revenue	$134,066	$114,530
Net income (loss) margin	6%	(1)%
Adjusted EBITDA margin	31%	29%

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its first quarter 2025 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust, safety, and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, including guidance, and business, including pipeline and industry trends. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, including forecasted revenue and adjusted EBITDA, or our plans and objectives for future operations and products, growth initiatives or strategies, expected features and functionality of our products, and expectations regarding technology, including the use of artificial intelligence, are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) factors that affect the amount of advertising spending, such as economic downturns and marketability, uncertainty surrounding the stability of economic conditions due to new and proposed tariffs and uncertainty in the global trade environment, instability in geopolitical or market conditions generally, and any changes in tax treatment of advertising expense; (ii) our failure to innovate or make the right investment decisions; (iii) our ability to provide digital or cross-platform analytics; (iv) our ability to sustain our profitability and revenue growth rate, particularly if our revenue continues to decline; (v) issues in the development and use of artificial intelligence and machine learning; (vi) our failure to maintain or achieve industry accreditation standards; (vii) our dependence on integrations with advertising platforms, demand side providers (“DSPs”) and proprietary platforms that we do not control; (viii) our ability to maintain high impression volumes; (ix) risks that our customers do not pay or choose to dispute their invoices; (x) our dependence on the overall demand for advertising; (xi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (xii) our international expansion; (xiii) our ability to expand into new channels; (xiv) risks of material changes to revenue share agreements with certain DSPs; (xv) our ability to effectively manage our growth; (xvi) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xvii) our ability to successfully execute our international plans; (xviii) the risks associated with the seasonality of our market; (xix) the difficulty in evaluating our future prospects given our short operating history; (xx) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xxi) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; (xxii) interruption by man-made problems such as terrorism, computer viruses, or social disruptions; (xxiii) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxiv) our ability to avoid operational, technical, and performance issues with our platform; (xxv) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxvi) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxvii) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxviii) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxix) our involvement in lawsuits to protect or enforce our intellectual property; (xxx) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxxi) risks that our trademarks and trade names are not adequately protected; (xxxii) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxiii) our ability to maintain our corporate culture; (xxxiv) risks posed by earthquakes, fires, floods, and other natural catastrophic events; and (xxxv) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer
ir@integralads.com

Media Contact:
press@integralads.com